Exhibit 99.1



                     Joint Filer Information


Date of Earliest Transaction Reported in Statement: June 18, 2010


Issuer Name and Ticker or Trading Symbol: AutoZone, Inc. (AZO)


Designated Filer:   Edward S. Lampert


Other Joint Filers: ESL Investments, Inc., RBS Partners,
                    L.P., ESL Partners, L.P. and
                    ESL Investors, L.L.C.


Addresses:  The principal business address of each
            of the Joint Filers above is
            200 Greenwich Avenue, Greenwich, CT 06830.



Signatures:  EDWARD S. LAMPERT

               /s/ Edward S. Lampert
               ---------------------



             ESL INVESTMENTS, INC.
               By Adrian J. Maizey, Chief Financial Officer

                /s/ Adrian J. Maizey
                ---------------------



              RBS PARTNERS, L.P.
                By: ESL Investments, Inc., as its general partner
                By: Adrian J. Maizey, Chief Financial Officer

                /s/ Adrian J. Maizey
                ---------------------



              ESL PARTNERS, L.P.
                By: RBS Partners, L.P., as its general partner
                By: ESL Investments, Inc., as its general partner
                By Adrian J. Maizey, Chief Financial Officer

                /s/ Adrian J. Maizey
                ---------------------



             ESL INVESTORS, L.L.C.
                By: RBS Partners, L.P., as its manager
                By: ESL Investments, Inc., as its general partner
                By Adrian J. Maizey, Chief Financial Officer

                /s/ Adrian J. Maizey
                --------------------